EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-99755, 333-91138, 333-68586, 333-68096, 333-60676, 333-51642, 333-89701, 333-66913, 333-44877, 333-43905, 333-36527, 333-26869, 333-24753, 333-2600) of Verity, Inc. of our report dated June 13, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

August 7, 2003